Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2003-3G TRUST

   Quarterly Noteholders Report Related to the June 28, 2004 Distribution

-------------------------------------------------------  -----------------------------------------------------

Aggregate principal amount of each class of notes as     A2 Notes:         USD $528,725,457.45
at the first day after the payment date occurring
during the collection period                             B1 Notes:         USD $ 25,000,000.00
-------------------------------------------------------  -----------------------------------------------------

Aggregate amount of interest payable on each class of    A2 Notes:         USD $1,817,640.63
notes on the payment date
                                                         B1 Notes:         USD $117,541.67
-------------------------------------------------------  -----------------------------------------------------

Aggregate of principal payments to be made in respect    A2 Notes:         USD $32,617,380.00
to each class of notes on payment date being 28th
June 2004                                                B1 Notes;         USD $0.00
-------------------------------------------------------  -----------------------------------------------------

Income for the collection period                         AUD $19,776,649.35
-------------------------------------------------------  -----------------------------------------------------

The Mortgage Principal Repayments for the Collection
Period                                                   AUD $80,472,628.00
-------------------------------------------------------  -----------------------------------------------------

Expenses of the trust for the period                     AUD $16,988,119.38
-------------------------------------------------------  -----------------------------------------------------

Aggregate of all redraws on the housing loans made
during the collection period                             AUD $19,264,627.00
-------------------------------------------------------  -----------------------------------------------------

Interest rates (US all in) applicable for period         A2 Notes:     1.83625%
ending 26th September 2004                               B1 Notes:     2.33625%
------------------------------------------------------- -----------------------------------------------------

The Scheduled and Unscheduled payments of principal      Scheduled          AUD $1,111,139.00
during the Collection period                             Unscheduled        AUD $79,361,489.00
------------------------------------------------------- -----------------------------------------------------

Aggregate of outstanding balances of housing loans as
at last day of collection period                         17 June 2004:      AUD $1,003,679,307.00
------------------------------------------------------- -----------------------------------------------------

Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29      1.78%
period                                                                    30-59     0.65%
                                                                          60+       0.61%
-------------------------------------------------------  -----------------------------------------------------